Exhibit 99.1

Plains All American Reports Fourth-Quarter and Full-Year 2021 Results

    (Houston — February 9, 2022) Plains All American Pipeline, L.P. (Nasdaq: PAA) and Plains GP Holdings (Nasdaq: PAGP) today reported fourth-quarter and full-year 2021 results and provided the following updates:

Summary Highlights

•Reported fourth-quarter and full-year 2021 Net income attributable to PAA of $450 million and $593 million, respectively, and 2021 Net cash provided by operating activities of $635 million and $1,996 million, respectively

•Reported fourth-quarter and full-year 2021 Adjusted EBITDA attributable to PAA of $564 million and $2,196 million, respectively

•Generated full-year 2021 Free Cash Flow after Distributions, including $875 million of net asset sales proceeds, of $1.65 billion, or $600 million above initial February 2021 expectations

•Reduced total debt by approximately $1 billion and repurchased approximately $175 million of PAA common units (approximately 2.5% of common equity float) during 2021

•Furnished full-year 2022 Adjusted EBITDA attributable to PAA and Free Cash Flow guidance of +/- $2.2 billion and +/- $1.4 billion, respectively

Capital Allocation Update

Plains remains focused on maximizing Free Cash Flow and allocating it through a balanced approach, with a continued near-team prioritization towards debt reduction while increasing cash returned to our equity holders over time. As a result of meaningful progress reducing debt and an improved business outlook, the company plans to continue increasing cash returned to equity holders through a combination of distribution growth and discretionary common equity repurchases under the $500 million repurchase authorization. Plains has repurchased approximately $228 million of common equity, or 24.3 million common units at an average price of $9.40 since the program was established in November 2020.

For our first quarter 2022 distribution payable in May 2022, management intends to recommend to the Board of Directors of PAA GP Holdings LLC (“the Plains Board”) an increase to PAA’s and PAGP’s annualized distribution from $0.72 to $0.87 per common unit and Class A share. Consistent with past practice, the Plains Board will consider management’s recommendation prior to its approval and declaration of the distribution for the first quarter of 2022.

“2021 was a year of solid execution, maximizing Free Cash Flow, reducing absolute levels of debt, returning cash to our equity holders, optimizing our business and advancing our sustainability efforts,” stated Willie Chiang, Chairman and CEO of Plains. “Looking forward, Plains is well positioned to generate significant cash flow on a multi-year basis. The fundamentals supporting our business have meaningfully improved with the Permian Basin positioned to drive U.S. production growth and Plains is well positioned to service this growth. We remain focused on allocating our cash flow in a balanced manner, prioritizing debt reduction in the near-term while increasing cash returned to our equity holders over time. Today’s capital allocation update is a positive step in that direction.”
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Plains All American Pipeline

Summary Financial Information (unaudited)
(in millions, except per unit data)

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
GAAP Results	2021	2020	Change	2021	2020	Change
Net income/(loss) attributable to PAA (1)	$450	$(28)	**	$593	$(2,590)	**
Diluted net income/(loss) per common unit	$0.56	$(0.11)	**	$0.55	$(3.83)	**
Diluted weighted average common units outstanding	709	726	(2)%	716	728	(2)%
Net cash provided by operating activities	$635	$258	146%	$1,996	$1,514	32%
Distribution per common unit declared for the period	$0.18	$0.18	—%	$0.72	$0.72	—%

** Indicates that variance as a percentage is not meaningful.
(1)Reported results for the twelve months ended December 31, 2021 include aggregate non-cash asset impairments of approximately $695 million related to the sale of our gas storage assets and the write-down of certain crude oil terminal assets. Reported results for the twelve months ended December 31, 2020 include aggregate non-cash goodwill and asset impairments and the write-down of certain of our investments in unconsolidated entities totaling $3.4 billion representing a twelve-month net loss of $4.69 after tax per common unit.

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
Non-GAAP Results (1)	2021	2020	Change	2021	2020	Change
Adjusted net income attributable to PAA	$231	$261	(11)%	$884	$1,331	(34)%
Diluted adjusted net income per common unit	$0.25	$0.29	(14)%	$0.95	$1.55	(39)%
Adjusted EBITDA	$646	$559	16%	$2,290	$2,560	(11)%
Adjusted EBITDA attributable to PAA (2)	$564	$554	2%	$2,196	$2,546	(14)%
Implied DCF per common unit and common unit equivalent	$0.55	$0.46	20%	$2.06	$2.29	(10)%
Free Cash Flow	$539	$228	136%	$2,369	$423	**
Free Cash Flow after Distributions	$349	$35	**	$1,654	$(430)	**

** Indicates that variance as a percentage is not meaningful.
(1)See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding our Non-GAAP financial measures, including their reconciliation to the most directly comparable measures as reported in accordance with GAAP, and certain selected items that PAA believes impact comparability of financial results between reporting periods.
(2)Excludes amounts attributable to noncontrolling interests in the Plains Oryx Permian Basin LLC joint venture and Red River Pipeline LLC.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Summary of Selected Financial Data by Segment (unaudited)
(in millions)

	Segment Adjusted EBITDA (1) (2)
	Crude Oil	NGL
Three Months Ended December 31, 2021	$423	$141
Three Months Ended December 31, 2020	$465	$89
Percentage change in Segment Adjusted EBITDA versus 2020 period	(9)%	58%
Percentage change in Segment Adjusted EBITDA versus 2020 period further adjusted for impact of divested assets (3)	(5)%	60%

	Segment Adjusted EBITDA (1) (2)
	Crude Oil	NGL
Twelve Months Ended December 31, 2021	$1,909	$285
Twelve Months Ended December 31, 2020	$2,216	$327
Percentage change in Segment Adjusted EBITDA versus 2020 period	(14)%	(13)%
Percentage change in Segment Adjusted EBITDA versus 2020 period further adjusted for impact of divested assets (3)	(12)%	(11)%

** Indicates that variance as a percentage is not meaningful.
(1)During the fourth quarter of 2021, we modified our definition of Segment Adjusted EBITDA to exclude amounts attributable to noncontrolling interests. In connection with the Plains Oryx Permian Basin joint venture formation in October 2021, our Chief Operating Decision Maker (“CODM”) determined this modification resulted in amounts that were more meaningful to evaluate segment performance. Amounts for prior periods have been recast to reflect this modification.
(2)During the fourth quarter of 2021, we reorganized our historical operating segments: Transportation, Facilities and Supply and Logistics into two operating segments: Crude Oil and Natural Gas Liquids (“NGL”). The change in our segments stems from several factors including, (i) a multi-year transition in the midstream energy industry driven by increased competition that has reduced the stand alone earnings opportunities of our supply and logistics activities such that those activities now function as a business development effort to help maximize the utilization of our Crude Oil and NGL assets and (ii) internal changes regarding the oversight and reporting of our assets and related results of operations. All segment data and related disclosures for earlier periods presented herein have been recast to reflect the new segment reporting structure.
(3)Estimated impact of divestitures completed during 2020 and 2021, assuming an effective date of January 1, 2020. Divested assets primarily included certain Los Angeles Basin crude oil storage terminals, natural gas storage facilities and the sale of a portion of our interest in a joint venture pipeline, all of which were previously included in our Crude Oil segment, and the sale of certain NGL storage terminals previously reported in our NGL segment.

Fourth-quarter 2021 Crude Oil Segment Adjusted EBITDA decreased 9% versus comparable 2020 results primarily due to less favorable market conditions for our merchant activities (the majority associated with contango margins that benefited fourth-quarter 2020, the balance reflecting the continued compression of regional basis differentials). In addition, fourth-quarter 2021 was negatively impacted by the sale of our natural gas storage business, which closed on August 2, 2021 and is reported within our Crude Oil Segment. These impacts were partially offset by higher volumes across our pipeline systems in the 2021 period, particularly in the Permian (largely associated with higher pipeline gathering volumes and higher volumes on certain long-haul systems delivering to Cushing and Corpus Christi).

Fourth-quarter 2021 NGL Segment Adjusted EBITDA increased 58% versus comparable 2020 results primarily due to improved NGL sales margins versus fourth-quarter 2020. These benefits were partially offset by the impact of an operational incident at our Fort Saskatchewan facility that occurred in late September.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Plains GP Holdings

PAGP owns an indirect non-economic controlling interest in PAA’s general partner and an indirect limited partner interest in PAA. As the control entity of PAA, PAGP consolidates PAA’s results into its financial statements, which is reflected in the condensed consolidating balance sheet and income statement tables attached hereto.

Conference Call
PAA and PAGP will hold a joint conference call at 4:00 p.m. CT on Wednesday, February 9, 2022 to discuss the following items:
1.PAA’s fourth-quarter and full-year 2021 performance;
2.Capitalization and liquidity; and
3.Financial guidance.
Conference Call Webcast Instructions
To access the internet webcast, please go to https://edge.media-server.com/mmc/p/69xonydi.

Alternatively, the webcast can be accessed on our website (www.plains.com) under Investor Relations (Navigate to: Investor Relations / either “PAA” or “PAGP” / News & Events / Quarterly Earnings). Following the live webcast, an audio replay in MP3 format will be available on our website within two hours after the end of the call and will be accessible for a period of 365 days. Slides will be posted prior to the call and a complete transcript will be posted after the call at the above referenced website.

Non-GAAP Financial Measures and Selected Items Impacting Comparability
To supplement our financial information presented in accordance with GAAP, management uses additional measures known as “non-GAAP financial measures” in its evaluation of past performance and prospects for the future and to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes.

The primary additional measures used by management are earnings before interest, taxes, depreciation and amortization (including our proportionate share of depreciation and amortization and write-downs related to cancelled projects of unconsolidated entities), gains and losses on asset sales and asset impairments, goodwill impairment losses and gains on and impairments of investments in unconsolidated entities, adjusted for certain selected items impacting comparability (“Adjusted EBITDA”), Adjusted EBITDA attributable to PAA, Implied Distributable Cash Flow (“DCF”), Free Cash Flow and Free Cash Flow after Distributions. Our definition and calculation of certain non-GAAP financial measures may not be comparable to similarly-titled measures of other companies. Adjusted EBITDA, Adjusted EBITDA attributable to PAA, Implied DCF and certain other non-GAAP financial performance measures are reconciled to Net Income/(Loss), and Free Cash Flow and Free Cash Flow after Distributions are reconciled to Net Cash Provided by Operating Activities, (the most directly comparable measures as reported in accordance with GAAP) for the historical periods presented in the tables attached to this release, and should be viewed in addition to, and not in lieu of, our Consolidated Financial Statements and accompanying notes. In addition, we encourage you to visit our website at www.plainsallamerican.com (in particular the section under “Financial Information” entitled “Non-GAAP Reconciliations” within the Investor Relations tab), which presents a reconciliation of our commonly used non-GAAP and supplemental financial measures. We do not reconcile non-GAAP financial measures on a forward-looking basis as it is impractical to do so without unreasonable effort.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Performance Measures

Management believes that the presentation of Adjusted EBITDA, Adjusted EBITDA attributable to PAA and Implied DCF provides useful information to investors regarding our performance and results of operations because these measures, when used to supplement related GAAP financial measures, (i) provide additional information about our core operating performance and ability to fund distributions to our unitholders through cash generated by our operations and (ii) provide investors with the same financial analytical framework upon which management bases financial, operational, compensation and planning/budgeting decisions. We also present these and additional non-GAAP financial measures, including adjusted net income attributable to PAA and basic and diluted adjusted net income per common unit, as they are measures that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These non-GAAP measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) gains and losses on derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), gains and losses on derivatives that are related to investing activities (such as the purchase of linefill) and inventory valuation adjustments, as applicable, (iii) long-term inventory costing adjustments, (iv) items that are not indicative of our core operating results and/or (v) other items that we believe should be excluded in understanding our core operating performance. These measures may be further adjusted to include amounts related to deficiencies associated with minimum volume commitments whereby we have billed the counterparties for their deficiency obligation and such amounts are recognized as deferred revenue in “Other current liabilities” in our Consolidated Financial Statements. We also adjust for amounts billed by our equity method investees related to deficiencies under minimum volume commitments. All such amounts are presented net of applicable amounts subsequently recognized into revenue. Furthermore, the calculation of these measures contemplates tax effects as a separate reconciling item, where applicable. We have defined all such items as “selected items impacting comparability.” Due to the nature of the selected items, certain selected items impacting comparability may impact certain non-GAAP financial measures, referred to as adjusted results, but not impact other non-GAAP financial measures. We do not necessarily consider all of our selected items impacting comparability to be non-recurring, infrequent or unusual, but we believe that an understanding of these selected items impacting comparability is material to the evaluation of our operating results and prospects.

Although we present selected items impacting comparability that management considers in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions, divestitures, investment capital projects and numerous other factors. These types of variations may not be separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Annual Report on Form 10-K.

Liquidity Measures

Management also uses the non-GAAP financial measures Free Cash Flow and Free Cash Flow after Distributions to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes. Free Cash Flow is defined as Net Cash Provided by Operating Activities, less Net Cash Used in Investing Activities, which primarily includes acquisition, investment and maintenance capital expenditures, investments in unconsolidated entities and the impact from the purchase and sale of linefill and base gas, net of proceeds from the sales of assets and further impacted by cash received from or paid to noncontrolling interests. Free Cash Flow is further reduced by cash distributions paid to our preferred and common unitholders to arrive at Free Cash Flow after Distributions.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per unit data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
REVENUES	$12,954	$5,963	$42,043	$23,290

COSTS AND EXPENSES
Purchases and related costs	11,725	5,432	38,469	20,431
Field operating costs	319	265	1,065	1,076
General and administrative expenses	87	70	292	271
Depreciation and amortization	223	160	774	653
(Gains)/losses on asset sales and asset impairments, net	—	101	592	719
Goodwill impairment losses	—	—	—	2,515
Total costs and expenses	12,354	6,028	41,192	25,665

OPERATING INCOME/(LOSS)	600	(65)	851	(2,375)

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	83	75	274	355
Gain on/(impairment of) investments in unconsolidated entities, net	2	—	2	(182)
Interest expense, net	(106)	(108)	(425)	(436)
Other income, net	6	47	19	39

INCOME/(LOSS) BEFORE TAX	585	(51)	721	(2,599)
Current income tax expense	(38)	(12)	(50)	(51)
Deferred income tax (expense)/benefit	(50)	38	(23)	70

NET INCOME/(LOSS)	497	(25)	648	(2,580)
Net income attributable to noncontrolling interests	(47)	(3)	(55)	(10)
NET INCOME/(LOSS) ATTRIBUTABLE TO PAA	$450	$(28)	$593	$(2,590)

NET INCOME/(LOSS) PER COMMON UNIT:
Net income/(loss) allocated to common unitholders — Basic and Diluted	$398	$(78)	$393	$(2,790)
Basic and diluted weighted average common units outstanding	709	726	716	728
Basic and diluted net income/(loss) per common unit	$0.56	$(0.11)	$0.55	$(3.83)

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in millions)

	December 31, 2021	December 31, 2020
ASSETS
Current assets (including Cash and cash equivalents of $449 and $22, respectively)	$6,137	$3,665
Property and equipment, net	14,903	14,611
Investments in unconsolidated entities	3,805	3,764
Linefill and base gas	907	982
Long-term operating lease right-of-use assets, net	393	378
Long-term inventory	253	130
Other long-term assets, net	2,211	967
Total assets	$28,609	$24,497

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$6,232	$4,253
Senior notes, net	8,329	9,071
Other long-term debt, net	69	311
Long-term operating lease liabilities	339	317
Other long-term liabilities and deferred credits	830	807
Total liabilities	15,799	14,759

Partners’ capital excluding noncontrolling interests	9,972	9,593
Noncontrolling interests	2,838	145
Total partners’ capital	12,810	9,738
Total liabilities and partners’ capital	$28,609	$24,497

DEBT CAPITALIZATION RATIOS
(in millions)

	December 31, 2021	December 31, 2020
Short-term debt	$822	$831
Long-term debt	8,398	9,382
Total debt	$9,220	$10,213

Long-term debt	$8,398	$9,382
Partners’ capital excluding noncontrolling interests	9,972	9,593
Total book capitalization excluding noncontrolling interests (“Total book capitalization”)	$18,370	$18,975
Total book capitalization, including short-term debt	$19,192	$19,806

Long-term debt-to-total book capitalization	46%	49%
Total debt-to-total book capitalization, including short-term debt	48%	52%

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME/(LOSS) PER COMMON UNIT (1)
(in millions, except per unit data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Basic and Diluted Net Income/(Loss) per Common Unit
Net income/(loss) attributable to PAA	$450	$(28)	$593	$(2,590)
Distributions to Series A preferred unitholders	(37)	(37)	(149)	(149)
Distributions to Series B preferred unitholders	(12)	(12)	(49)	(49)
Other	(3)	(1)	(2)	(2)
Net income/(loss) allocated to common unitholders	$398	$(78)	$393	$(2,790)

Basic and diluted weighted average common units outstanding (2) (3)	709	726	716	728

Basic and diluted net income/(loss) per common unit	$0.56	$(0.11)	$0.55	$(3.83)

(1)We calculate net income/(loss) allocated to common unitholders based on the distributions pertaining to the current period’s net income. After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(2)The possible conversion of our Series A preferred units was excluded from the calculation of diluted net income/(loss) per common unit for the three and twelve months ended December 31, 2021 and 2020 as the effect was antidilutive or did not change the presentation of diluted net income/(loss) per common unit.
(3)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB. For the three and twelve months ended December 31, 2021 and 2020, the effect of equity-indexed compensation plan awards of less than 1 million was antidilutive, or did not change the presentation of diluted net income/(loss) per common unit.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS
COMPUTATION OF BASIC AND DILUTED ADJUSTED NET INCOME PER COMMON UNIT (1)
(in millions, except per unit data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Basic and Diluted Adjusted Net Income per Common Unit
Net income/(loss) attributable to PAA	$450	$(28)	$593	$(2,590)
Selected items impacting comparability - Adjusted net income attributable to PAA (2)	(219)	289	291	3,921
Adjusted net income attributable to PAA	$231	$261	$884	$1,331
Distributions to Series A preferred unitholders	(37)	(37)	(149)	(149)
Distributions to Series B preferred unitholders	(12)	(12)	(49)	(49)
Other	(2)	(1)	(3)	(4)
Adjusted net income allocated to common unitholders	$180	$211	$683	$1,129

Basic and diluted weighted average common units outstanding (3) (4)	709	726	716	728

Basic and diluted adjusted net income per common unit	$0.25	$0.29	$0.95	$1.55

(1)We calculate adjusted net income allocated to common unitholders based on the distributions pertaining to the current period’s net income. After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(2)See the “Selected Items Impacting Comparability” table for additional information.
(3)The possible conversion of our Series A preferred units was excluded from the calculation of diluted adjusted net income per common unit for the three and twelve months ended December 31, 2021 and 2020 as the effect was antidilutive or did not change the presentation of diluted adjusted net income per common unit.
(4)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB. For the three months ended December 31, 2020, there were no potentially dilutive equity-indexed compensation plan awards and for the three months ended December 31, 2021 and the twelve months ended December 31, 2021 and 2020, the effect of equity-indexed compensation plan awards of less than 1 million was antidilutive or did not change the presentation of diluted net income/(loss) per common unit.

Net Income/(Loss) Per Common Unit to Adjusted Net Income Per Common Unit Reconciliations:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Basic and diluted net income/(loss) per common unit	$0.56	$(0.11)	$0.55	$(3.83)
Selected items impacting comparability per common unit (1)	(0.31)	0.40	0.40	5.38
Basic and diluted adjusted net income per common unit	$0.25	$0.29	$0.95	$1.55

(1)See the “Selected Items Impacting Comparability” and the “Computation of Basic and Diluted Adjusted Net Income Per Common Unit” tables for additional information.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS (continued)
(in millions, except per unit and ratio data)

Net Income/(Loss) to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net Income/(Loss)	$497	$(25)	$648	$(2,580)
Interest expense, net	106	108	425	436
Income tax expense/(benefit)	88	(26)	73	(19)
Depreciation and amortization	223	160	774	653
(Gains)/losses on asset sales and asset impairments, net	—	101	592	719
Goodwill impairment losses	—	—	—	2,515
(Gain on)/impairment of investments in unconsolidated entities, net	(2)	—	(2)	182
Depreciation and amortization of unconsolidated entities (1)	14	22	123	73
Selected items impacting comparability - Adjusted EBITDA (2)	(280)	219	(343)	581
Adjusted EBITDA	$646	$559	$2,290	$2,560
Adjusted EBITDA attributable to noncontrolling interests	(82)	(5)	(94)	(14)
Adjusted EBITDA attributable to PAA	$564	$554	$2,196	$2,546

Adjusted EBITDA	$646	$559	$2,290	$2,560
Interest expense, net of certain non-cash items (3)	(100)	(102)	(401)	(415)
Maintenance capital	(52)	(59)	(168)	(216)
Current income tax expense	(38)	(12)	(50)	(51)
Distributions from unconsolidated entities in excess of/(less than) adjusted equity earnings (4)	5	6	16	13
Distributions to noncontrolling interests (5)	(4)	(4)	(14)	(10)
Implied DCF	$457	$388	$1,673	$1,881
Preferred unit cash distributions (5)	(62)	(62)	(198)	(198)
Implied DCF Available to Common Unitholders	$395	$326	$1,475	$1,683

Weighted Average Common Units Outstanding	709	726	716	728
Weighted Average Common Units and Common Unit Equivalent	780	797	787	799

Implied DCF per Common Unit (6)	$0.56	$0.45	$2.06	$2.31
Implied DCF per Common Unit and Common Unit Equivalent (7)	$0.55	$0.46	$2.06	$2.29

Cash Distribution Paid per Common Unit	$0.18	$0.18	$0.72	$0.90
Common Unit Cash Distributions (5)	$128	$131	$517	$655
Common Unit Distribution Coverage Ratio	3.09x	2.49x	2.85x	2.57x

Implied DCF Excess	$267	$195	$958	$1,028

(1)Adjustment to exclude our proportionate share of depreciation and amortization expense (including write-downs related to cancelled projects) of unconsolidated entities.
(2)See the “Selected Items Impacting Comparability” table for additional information.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

(3)Excludes certain non-cash items impacting interest expense such as amortization of debt issuance costs and terminated interest rate swaps.
(4)Comprised of cash distributions received from unconsolidated entities less equity earnings in unconsolidated entities (adjusted for our proportionate share of depreciation and amortization, including write-downs related to cancelled projects, and selected items impacting comparability of unconsolidated entities).
(5)Cash distributions paid during the period presented.
(6)Implied DCF Available to Common Unitholders for the period divided by the weighted average common units outstanding for the period.
(7)Implied DCF Available to Common Unitholders for the period, adjusted for Series A preferred unit cash distributions paid, divided by the weighted average common units and common unit equivalent outstanding for the period. Our Series A preferred units are convertible into common units, generally on a one-for-one basis and subject to customary anti-dilution adjustments, in whole or in part, subject to certain minimum conversion amounts.

Net Income/(Loss) Per Common Unit to Implied DCF Per Common Unit and Common Unit Equivalent Reconciliation:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Basic net income/(loss) per common unit	$0.56	$(0.11)	$0.55	$(3.83)
Reconciling items per common unit (1) (2)	—	0.56	1.51	6.14
Implied DCF per common unit	$0.56	$0.45	$2.06	$2.31

Basic net income/(loss) per common unit	$0.56	$(0.11)	$0.55	$(3.83)
Reconciling items per common unit and common unit equivalent (1) (3)	(0.01)	0.57	1.51	6.12
Implied DCF per common unit and common unit equivalent	$0.55	$0.46	$2.06	$2.29

(1)Represents adjustments to Net Income to calculate Implied DCF Available to Common Unitholders. See the “Net Income/(Loss) to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” table for additional information.
(2)Based on weighted average common units outstanding for the period of 709 million, 726 million, 716 million and 728 million, respectively.
(3)Based on weighted average common units outstanding for the period, as well as weighted average Series A preferred units outstanding of 71 million for each of the periods presented.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS (continued)
(in millions)

Free Cash Flow and Free Cash Flow after Distributions Reconciliation (1):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$635	$258	$1,996	$1,514
Adjustments to reconcile net cash provided by operating activities to free cash flow:
Net cash provided by/(used in) investing activities	(92)	(27)	386	(1,093)
Cash contributions from noncontrolling interests	—	1	1	12
Cash distributions paid to noncontrolling interests (2)	(4)	(4)	(14)	(10)
Free Cash Flow	$539	$228	$2,369	$423
Cash distributions (3)	(190)	(193)	(715)	(853)
Free Cash Flow after Distributions	$349	$35	$1,654	$(430)

(1)Management uses the Non-GAAP financial liquidity measures Free Cash Flow and Free Cash Flow after Distributions to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes.
(2)Cash distributions paid during the period presented.
(3)Cash distributions paid to preferred and common unitholders during the period.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED ITEMS IMPACTING COMPARABILITY
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Selected Items Impacting Comparability: (1)
Gains/(losses) from derivative activities and inventory valuation adjustments (2)	$249	$(258)	$285	$(460)
Long-term inventory costing adjustments (3)	13	21	94	(44)
Deficiencies under minimum volume commitments, net (4)	38	(5)	7	(74)
Equity-indexed compensation expense (5)	(5)	(5)	(19)	(19)
Net gain on foreign currency revaluation (6)	11	28	7	16
Line 901 incident (7)	(15)	—	(15)	—
Significant transaction-related expenses (8)	(11)	—	(16)	(3)
Net gain on early repayment of senior notes (9)	—	—	—	3
Selected items impacting comparability - Adjusted EBITDA	$280	$(219)	$343	$(581)
Gain on/(impairment of) investments in unconsolidated entities, net	2	—	2	(182)
Gains/(losses) on asset sales and asset impairments, net	—	(101)	(592)	(719)
Goodwill impairment losses	—	—	—	(2,515)
Tax effect on selected items impacting comparability	(63)	31	(44)	76
Selected items impacting comparability - Adjusted net income attributable to PAA	$219	$(289)	$(291)	$(3,921)

(1)Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.
(2)We use derivative instruments for risk management purposes and our related processes include specific identification of hedging instruments to an underlying hedged transaction. Although we identify an underlying transaction for each derivative instrument we enter into, there may not be an accounting hedge relationship between the instrument and the underlying transaction. In the course of evaluating our results of operations, we identify differences in the timing of earnings from the derivative instruments and the underlying transactions and exclude the related gains and losses in determining adjusted results such that the earnings from the derivative instruments and the underlying transactions impact adjusted results in the same period. In addition, we exclude gains and losses on derivatives that are related to investing activities, such as the purchase of linefill. We also exclude the impact of corresponding inventory valuation adjustments, as applicable.
(3)We carry crude oil and NGL inventory that is comprised of minimum working inventory requirements in third-party assets and other working inventory that is needed for our commercial operations. We consider this inventory necessary to conduct our operations and we intend to carry this inventory for the foreseeable future. Therefore, we classify this inventory as long-term on our balance sheet and do not hedge the inventory with derivative instruments (similar to linefill in our own assets). We treat the impact of changes in the average cost of the long-term inventory (that result from fluctuations in market prices) and write-downs of such inventory that result from price declines as a selected item impacting comparability.
(4)We, and certain of our equity method investments, have certain agreements that require counterparties to deliver, transport or throughput a minimum volume over an agreed upon period. Substantially all of such agreements were entered into with counterparties to economically support the return on capital expenditure necessary to construct the related asset. Some of these agreements include make-up rights if the minimum volume is not met. We, or our equity method investees, record a receivable from the counterparty in the period that services are provided or when the transaction occurs, including amounts for deficiency obligations from counterparties associated with minimum volume commitments. If a counterparty has a make-up right associated with a deficiency, we, or our equity method investees, defer the revenue attributable to the counterparty’s make-up right and subsequently recognize the revenue at the earlier of when the deficiency volume is delivered or shipped, when the make-up right expires or when it is determined that the counterparty’s ability to utilize the make-up right is remote. We include the impact of amounts billed to counterparties for their deficiency obligation, net of applicable amounts subsequently recognized into revenue or equity earnings, as a selected item impacting comparability. We believe the inclusion of the contractually committed revenues associated with that period is meaningful to investors as the related asset has been constructed, is standing ready to provide the committed service and the fixed operating costs are included in the current period results.
(5)Our total equity-indexed compensation expense includes expense associated with awards that will be settled in units and awards that will be settled in cash. The awards that will be settled in units are included in our diluted net income per unit calculation when the applicable performance criteria have been met. We consider the compensation expense associated with these awards as a selected item impacting comparability as the dilutive impact of the outstanding awards is included in our diluted net income per unit calculation, as applicable, The portion of compensation expense associated with awards that will be settled in cash is not considered a selected item impacting comparability.
(6)During the periods presented, there were fluctuations in the value of the Canadian dollar to the U.S. dollar, resulting in the realization of foreign exchange gains and losses on the settlement of foreign currency transactions as well as the revaluation of monetary assets and liabilities denominated in a foreign currency. These gains and losses are not integral to our core operating performance and were thus classified as a selected item impacting comparability.
(7)Includes costs recognized during the period related to the Line 901 incident that occurred in May 2015, net of amounts we believe are probable of recovery from insurance.
(8)Includes expenses associated with the Plains Oryx Permian Basin joint venture transaction, which closed on October 5, 2021, and the acquisition of Felix Midstream LLC in February 2020.
(9)Includes net gains recognized in connection with the repurchase of our outstanding senior notes on the open market.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT
(in millions)

	Three Months Ended December 31, 2021		Three Months Ended December 31, 2020
	Crude Oil	NGL	Crude Oil	NGL
Revenues (1)	$12,102	$934	$5,702	$338
Purchases and related costs (1)	(11,359)	(448)	(5,206)	(303)
Field operating costs (2)	(242)	(77)	(210)	(55)
Segment general and administrative expenses (2) (3)	(70)	(17)	(51)	(19)
Equity earnings in unconsolidated entities	83	—	75	—

Adjustments: (4)
Depreciation and amortization of unconsolidated entities	14	—	22	—
(Gains)/losses from derivative activities and inventory valuation adjustments	(9)	(239)	140	131
Long-term inventory costing adjustments	(2)	(11)	(17)	(4)
Deficiencies under minimum volume commitments, net	(38)	—	5	—
Equity-indexed compensation expense	5	—	5	—
Net (gain)/loss on foreign currency revaluation	(5)	(1)	5	1
Line 901 incident	15	—	—	—
Significant transaction-related expenses	11	—	—	—
Adjusted EBITDA attributable to noncontrolling interests (5)	(82)	—	(5)	—
Segment Adjusted EBITDA (6)	$423	$141	$465	$89

Maintenance capital	$25	$27	$39	$20

(1)Includes intersegment amounts.
(2)Field operating costs and Segment general and administrative expenses include equity-indexed compensation expense.
(3)Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.
(4)Represents adjustments utilized by our CODM in the evaluation of segment results. Many of these adjustments are also considered selected items impacting comparability when calculating consolidated non-GAAP financial measures such as Adjusted EBITDA. See the “Selected Items Impacting Comparability” table for additional discussion.
(5)Reflects amounts attributable to noncontrolling interests in the Plains Oryx Permian Basin LLC (from October 2021) and Red River Pipeline LLC.
(6)During the fourth quarter of 2021, we modified our definition of Segment Adjusted EBITDA to exclude amounts attributable to noncontrolling interests. In connection with the Plains Oryx Permian Basin joint venture formation in October 2021, our CODM determined this modification resulted in amounts that were more meaningful to evaluate segment performance. Amounts attributable to noncontrolling interests for periods prior have been recast to reflect this modification.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT
(in millions)

	Twelve Months Ended December 31, 2021		Twelve Months Ended December 31, 2020
	Crude Oil	NGL	Crude Oil	NGL
Revenues (1)	$40,435	$1,968	$22,199	$1,360
Purchases and related costs (1)	(37,505)	(1,324)	(19,712)	(988)
Field operating costs (2)	(824)	(241)	(876)	(200)
Segment general and administrative expenses (2) (3)	(221)	(71)	(205)	(66)
Equity earnings in unconsolidated entities	274	—	355	—

Adjustments: (4)
Depreciation and amortization of unconsolidated entities	123	—	73	—
(Gains)/losses from derivative activities and inventory valuation adjustments	(252)	(19)	259	221
Long-term inventory costing adjustments	(67)	(27)	43	1
Deficiencies under minimum volume commitments, net	(7)	—	74	—
Equity-indexed compensation expense	19	—	19	—
Net gain on foreign currency revaluation	(3)	(1)	(2)	(1)
Line 901 incident	15	—	—	—
Significant transaction-related expenses	16	—	3	—
Adjusted EBITDA attributable to noncontrolling interests (5)	(94)	—	(14)	—
Segment Adjusted EBITDA (6)	$1,909	$285	$2,216	$327

Maintenance capital	$100	$68	$171	$45

(1)Includes intersegment amounts.
(2)Field operating costs and Segment general and administrative expenses include equity-indexed compensation expense.
(3)Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.
(4)Represents adjustments utilized by our CODM in the evaluation of segment results. Many of these adjustments are also considered selected items impacting comparability when calculating consolidated non-GAAP financial measures such as Adjusted EBITDA. See the “Selected Items Impacting Comparability” table for additional discussion.
(5)Reflects amounts attributable to noncontrolling interests in the Plains Oryx Permian Basin LLC (from October 2021) and Red River Pipeline LLC.
(6)During the fourth quarter of 2021, we modified our definition of Segment Adjusted EBITDA to exclude amounts attributable to noncontrolling interests. In connection with the Plains Oryx Permian Basin joint venture formation in October 2021, our CODM determined this modification resulted in amounts that were more meaningful to evaluate segment performance. Amounts attributable to noncontrolling interests for periods prior have been recast to reflect this modification.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

OPERATING DATA BY SEGMENT

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Crude Oil Segment Volumes
Crude oil pipeline tariff volumes (by region) (1):
Permian Basin (2)	5,297	4,188	4,412	4,427
South Texas / Eagle Ford (2)	358	372	326	380
Mid-Continent (2)	495	367	455	379
Gulf Coast	151	138	158	134
Rocky Mountain (2)	367	224	332	245
Western	228	242	236	223
Canada	306	304	286	294
Crude oil pipeline tariff volumes (average volumes in thousands of barrels per day) (1) (2)	7,202	5,835	6,205	6,082

Commercial crude oil storage capacity (average monthly volumes in millions of barrels) (2)(3)	72	76	73	79

Crude oil lease gathering purchases (average volumes in thousands of barrels per day) (1)	1,419	1,155	1,330	1,174

NGL Segment Volumes
NGL fractionation (average volumes in thousands of barrels per day) (1)	127	129	129	129
NGL pipeline tariff volumes (average volumes in thousands of barrels per day) (1)	189	177	179	184
NGL sales (average volumes in thousands of barrels per day) (1)	148	178	141	144

(1)Average daily volumes calculated as the total volumes for the period divided by the number of days in the period. Volumes associated with acquisitions represent total volumes for the number of days we actually owned the assets divided by the number of days in the period.
(2)Includes volumes (attributable to our interest) from assets owned by unconsolidated entities.
(3)Average monthly capacity calculated as total volumes for the period divided by the number of months in the period.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP SEGMENT RECONCILIATIONS
(in millions)
Segment Adjusted EBITDA to Adjusted EBITDA attributable to PAA Reconciliation:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Crude Oil Segment Adjusted EBITDA	$423	$465	$1,909	$2,216
NGL Segment Adjusted EBITDA	141	89	285	327
Segment Adjusted EBITDA	$564	$554	$2,194	$2,543
Adjusted other income, net (1)	—	—	2	3
Adjusted EBITDA attributable to PAA (2)	$564	$554	$2,196	$2,546

(1)Represents “Other income, net” as reported on our Condensed Consolidated Statements of Operations, adjusted for selected items impacting comparability of $(6) million, $(47) million, $(17) million and $(36) million for the three and twelve months ended December 31, 2021 and 2020, respectively. See the “Selected Items Impacting Comparability” table for additional information. Adjusted other income, net attributable to noncontrolling interests is less than $1 million for each of the periods presented.
(2)See the “Net Income/(Loss) to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” table for reconciliation to Net Income/(Loss).

Reconciliation of Segment Adjusted EBITDA to Segment Adjusted EBITDA further adjusted for impact of divested assets:

	Three Months Ended December 31, 2021		Three Months Ended December 31, 2020
	Crude Oil	NGL	Crude Oil	NGL
Segment Adjusted EBITDA	$423	$141	$465	$89
Impact of divested assets (1)	—	—	(20)	(1)
Segment Adjusted EBITDA further adjusted for impact of divested assets	$423	$141	$445	$88

	Twelve Months Ended December 31, 2021		Twelve Months Ended December 31, 2020
	Crude Oil	NGL	Crude Oil	NGL
Segment Adjusted EBITDA	$1,909	$285	$2,216	$327
Impact of divested assets (1)	(59)	—	(115)	(8)
Segment Adjusted EBITDA further adjusted for impact of divested assets	$1,850	$285	$2,101	$319

(1) Estimated impact of divestitures completed during 2020 and 2021, assuming an effective date of January 1, 2020. Divested assets primarily included certain Los Angeles Basin crude oil storage terminals, natural gas storage facilities and the sale of a portion of our interest in a joint venture pipeline, all of which were previously included in our Crude Oil segment, and the sale of certain NGL storage terminals previously reported in our NGL segment.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended December 31, 2021			Three Months Ended December 31, 2020
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$12,954	$—	$12,954	$5,963	$—	$5,963

COSTS AND EXPENSES
Purchases and related costs	11,725	—	11,725	5,432	—	5,432
Field operating costs	319	—	319	265	—	265
General and administrative expenses	87	1	88	70	1	71
Depreciation and amortization	223	1	224	160	1	161
(Gains)/losses on asset sales and asset impairments, net	—	—	—	101	—	101
Total costs and expenses	12,354	2	12,356	6,028	2	6,030

OPERATING INCOME/(LOSS)	600	(2)	598	(65)	(2)	(67)

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	83	—	83	75	—	75
Gain on/(impairment of) investments in unconsolidated entities, net	2	—	2	—	—	—
Interest expense, net	(106)	—	(106)	(108)	—	(108)
Other income, net	6	—	6	47	—	47

INCOME/(LOSS) BEFORE TAX	585	(2)	583	(51)	(2)	(53)
Current income tax expense	(38)	—	(38)	(12)	—	(12)
Deferred income tax (expense)/benefit	(50)	(24)	(74)	38	4	42

NET INCOME/(LOSS)	497	(26)	471	(25)	2	(23)
Net (income)/loss attributable to noncontrolling interests	(47)	(340)	(387)	(3)	6	3
NET INCOME/(LOSS) ATTRIBUTABLE TO PAGP	$450	$(366)	$84	$(28)	$8	$(20)

Basic weighted average Class A shares outstanding			194			191
Basic net income/(loss) per Class A share			$0.43			$(0.11)

Diluted weighted average Class A shares outstanding			194			191
Diluted net income/(loss) per Class A share			$0.43			$(0.11)

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Twelve Months Ended December 31, 2021			Twelve Months Ended December 31, 2020
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$42,043	$—	$42,043	$23,290	$—	$23,290

COSTS AND EXPENSES
Purchases and related costs	38,469	—	38,469	20,431	—	20,431
Field operating costs	1,065	—	1,065	1,076	—	1,076
General and administrative expenses	292	6	298	271	5	276
Depreciation and amortization	774	3	777	653	3	656
(Gains)/losses on asset sales and asset impairments, net	592	—	592	719	—	719
Goodwill impairment losses	—	—	—	2,515	—	2,515
Total costs and expenses	41,192	9	41,201	25,665	8	25,673

OPERATING INCOME/(LOSS)	851	(9)	842	(2,375)	(8)	(2,383)

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	274	—	274	355	—	355
Gain on/(impairment of) investments in unconsolidated entities, net	2	—	2	(182)	—	(182)
Interest expense, net	(425)	—	(425)	(436)	—	(436)
Other income, net	19	—	19	39	—	39

INCOME/(LOSS) BEFORE TAX	721	(9)	712	(2,599)	(8)	(2,607)
Current income tax expense	(50)	—	(50)	(51)	—	(51)
Deferred income tax (expense)/benefit	(23)	(39)	(62)	70	148	218

NET INCOME/(LOSS)	648	(48)	600	(2,580)	140	(2,440)
Net (income)/loss attributable to noncontrolling interests	(55)	(485)	(540)	(10)	1,882	1,872
NET INCOME/(LOSS) ATTRIBUTABLE TO PAGP	$593	$(533)	$60	$(2,590)	$2,022	$(568)

Basic weighted average Class A shares outstanding			194			186
Basic net income/(loss) per Class A share			$0.31			$(3.06)

Diluted weighted average Class A shares outstanding			194			246
Diluted net income/(loss) per Class A share			$0.31			$(3.07)

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING BALANCE SHEET DATA
(in millions)

	December 31, 2021			December 31, 2020
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
ASSETS
Current assets	$6,137	$3	$6,140	$3,665	$3	$3,668
Property and equipment, net	14,903	6	14,909	14,611	9	14,620
Investments in unconsolidated entities	3,805	—	3,805	3,764	—	3,764
Deferred tax asset	—	1,362	1,362	—	1,444	1,444
Linefill and base gas	907	—	907	982	—	982
Long-term operating lease right-of-use assets, net	393	—	393	378	—	378
Long-term inventory	253	—	253	130	—	130
Other long-term assets, net	2,211	(2)	2,209	967	(2)	965
Total assets	$28,609	$1,369	$29,978	$24,497	$1,454	$25,951

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$6,232	$2	$6,234	$4,253	$2	$4,255
Senior notes, net	8,329	—	8,329	9,071	—	9,071
Other long-term debt, net	69	—	69	311	—	311
Long-term operating lease liabilities	339	—	339	317	—	317
Other long-term liabilities and deferred credits	830	—	830	807	—	807
Total liabilities	15,799	2	15,801	14,759	2	14,761

Partners’ capital excluding noncontrolling interests	9,972	(8,439)	1,533	9,593	(8,129)	1,464
Noncontrolling interests	2,838	9,806	12,644	145	9,581	9,726
Total partners’ capital	12,810	1,367	14,177	9,738	1,452	11,190
Total liabilities and partners’ capital	$28,609	$1,369	$29,978	$24,497	$1,454	$25,951

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME/(LOSS) PER CLASS A SHARE
(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Basic Net Income/(Loss) per Class A Share
Net income/(loss) attributable to PAGP	$84	$(20)	$60	$(568)
Basic weighted average Class A shares outstanding	194	191	194	186

Basic net income/(loss) per Class A share	$0.43	$(0.11)	$0.31	$(3.06)

Diluted Net Income/(Loss) per Class A Share
Net income/(loss) attributable to PAGP	$84	$(20)	$60	$(568)
Incremental net income/(loss) attributable to PAGP resulting from assumed exchange of AAP units and AAP Management Units	—	—	—	(189)
Net income/(loss) attributable to PAGP including incremental net income/(loss) from assumed exchange of AAP units and AAP Management Units	$84	$(20)	$60	$(757)

Basic weighted average Class A shares outstanding	194	191	194	186
Dilutive shares resulting from assumed exchange of AAP units and AAP Management Units	—	—	—	60
Diluted weighted average Class A shares outstanding	194	191	194	246

Diluted net income/(loss) per Class A share (1)	$0.43	$(0.11)	$0.31	$(3.07)

(1)For the three and twelve months ended December 31, 2021 and the three months ended December 31, 2020, the possible exchange of AAP units would not have had a dilutive effect on basic net income/(loss) per Class A share. For the three and twelve months ended December 31, 2021 and 2020, the possible exchange of AAP Management Units would not have had a dilutive effect on basic net income/(loss) per Class A share.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this release consist of forward-looking statements that involve certain risks and uncertainties that could cause actual results or outcomes to differ materially from results or outcomes anticipated in the forward-looking statements. These risks and uncertainties include, among other things, the following:

•declines in global crude oil demand and crude oil prices (whether due to the COVID-19 pandemic, future pandemics or other factors) that correspondingly lead to a significant reduction of North American crude oil and natural gas liquids (“NGL”) production (whether due to reduced producer cash flow to fund drilling activities or the inability of producers to access capital, or both, the unavailability of pipeline and/or storage capacity, the shutting-in of production by producers, government-mandated pro-ration orders, or other factors), which in turn could result in significant declines in the actual or expected volume of crude oil and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets and/or the reduction of commercial opportunities that might otherwise be available to us;
•the effects of competition and capacity overbuild in areas where we operate, including contract renewal risk and the risk of loss of business to other midstream operators who are willing or under pressure to aggressively reduce transportation rates in order to capture or preserve customers;
•negative societal sentiment regarding the hydrocarbon energy industry and the continued development and consumption of hydrocarbons, which could influence consumer preferences and governmental or regulatory actions that adversely impact our business;
•unanticipated changes in crude oil and NGL market structure, grade differentials and volatility (or lack thereof);
•general economic, market or business conditions in the United States and elsewhere (including the potential for a recession or significant slowdown in economic activity levels, the risk of persistently high inflation and continued supply chain issues, the impact of coronavirus variants on growth, and the timing, pace and extent of economic recovery) that impact demand for crude oil, drilling and production activities and therefore the demand for the midstream services we provide and commercial opportunities available to us;
•the impact of current and future laws, rulings, governmental regulations, executive orders, trade policies, accounting standards and statements, and related interpretations, including legislation, executive orders or regulatory initiatives that arise out of pandemic related concerns, that prohibit, restrict or regulate hydraulic fracturing or that prohibit the development of oil and gas resources and the related infrastructure on lands dedicated to or served by our pipelines;
•environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves;
•loss of key personnel and inability to attract and retain new talent;
•fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil and NGL and resulting changes in pricing conditions or transportation throughput requirements;
•the availability of, and our ability to consummate, divestitures, joint ventures, acquisitions or other strategic opportunities;
•the successful operation of joint ventures and joint operating arrangements we enter into from time to time, whether relating to assets operated by us or by third parties, and the successful integration and future performance of acquired assets or businesses;
•maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties;
•the occurrence of a natural disaster, catastrophe, terrorist attack (including eco-terrorist attacks) or other event that materially impacts our operations, including cyber or other attacks on our electronic and computer systems;
•weather interference with business operations or project construction, including the impact of extreme weather events or conditions;

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

•the refusal or inability of our customers or counterparties to perform their obligations under their contracts with us (including commercial contracts, asset sale agreements and other agreements), whether justified or not and whether due to financial constraints (such as reduced creditworthiness, liquidity issues or insolvency), market constraints, legal constraints (including governmental orders or guidance), the exercise of contractual or common law rights that allegedly excuse their performance (such as force majeure or similar claims) or other factors;
•our inability to perform our obligations under our contracts, whether due to non-performance by third parties, including our customers or counterparties, market constraints, third-party constraints, legal constraints (including governmental orders or guidance), or other factors or events;
•the incurrence of costs and expenses related to unexpected or unplanned capital expenditures, third-party claims or other factors;
•disruptions to futures markets for crude oil, NGL and other petroleum products, which may impair our ability to execute our commercial or hedging strategies;
•failure to implement or capitalize, or delays in implementing or capitalizing, on investment capital projects, whether due to permitting delays, permitting withdrawals or other factors;
•shortages or cost increases of supplies, materials or labor;
•tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, investment capital projects, working capital requirements and the repayment or refinancing of indebtedness;
•the amplification of other risks caused by volatile financial markets, capital constraints, liquidity concerns and inflation;
•the use or availability of third-party assets upon which our operations depend and over which we have little or no control;
•the currency exchange rate of the Canadian dollar to the United States dollar;
•inability to recognize current revenue attributable to deficiency payments received from customers who fail to ship or move more than minimum contracted volumes until the related credits expire or are used;
•significant under-utilization of our assets and facilities;
•increased costs, or lack of availability, of insurance;
•the effectiveness of our risk management activities;
•fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans;
•risks related to the development and operation of our assets; and
•other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, as well as in the processing, transportation, fractionation, storage and marketing of NGL as discussed in the Partnerships’ filings with the Securities and Exchange Commission.

About Plains:

PAA is a publicly traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services for crude oil and natural gas liquids (NGL). PAA owns an extensive network of pipeline gathering and transportation systems, in addition to terminalling, storage, processing, fractionation and other infrastructure assets serving key producing basins, transportation corridors and major market hubs and export outlets in the United States and Canada. On average, PAA handles more than 6 million barrels per day of crude oil and NGL.

PAGP is a publicly traded entity that owns an indirect, non-economic controlling general partner interest in PAA and an indirect limited partner interest in PAA, one of the largest energy infrastructure and logistics companies in North America.

PAA and PAGP are headquartered in Houston, Texas. For more information, please visit www.plains.com.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Contacts:

Roy Lamoreaux
Vice President, Investor Relations, Communications and Government Relations
(866) 809-1291

Brett Magill
Director, Investor Relations
(866) 809-1291

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291